  As filed with the Securities and Exchange Commission on December 30, 1997

                                                  File No.333-_________________
===============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM S-8
                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933


                             CITATION CORPORATION
              (Exact name of issuer as specified in its charter)


               DELAWARE                           63-0828225
    (State or Other Incorporation or            (IRS Employer
    Jurisdiction of Organization)             Identification No.)



                             Citation Corporation
                        2 Office Park Circle, Suite 204
                           Birmingham, Alabama 35223
                                 (205)871-5731
   (Address, and telephone number, of issuer's principal executive offices)


                             CITATION CORPORATION
                           1994 INCENTIVE AWARD PLAN
                             (Full Title of Plan)


                          T. Morris Hackney, Chairman
                        2 Office Park Circle, Suite 204
                           Birmingham, Alabama 35223
                                 (205)871-5731
         (Name and address and telephone number, including area code, of agent for service)


                                   Copies to
                            CAROLYN L. DUNCAN, ESQ.
                           Ritchie & Rediker, L.L.C.
                             312 North 23rd Street
                           Birmingham, Alabama 35203
                                (205) 251-1288


                        CALCULATION OF REGISTRATION FEE
================================================================================

                              Amount      Proposed maximum    Proposed maximum       Amount of
Title of Securities           to be        offering price        aggregate        registration fee
to be Registered            Registered       per share         offering price           (1)
--------------------------------------------------------------------------------------------------
Common Stock, par value
 $.01 per share              1,000,000       $16.1875           $16,187,500         $4,905.30
--------------------------------------------------------------------------------------------------

================================================================================

(1) Determined in accordance with Rule 457(h) under the Securities Act of 1933, based on $16.1875, the average of the high and low sale prices quoted on the NASDAQ National Market System on December 26, 1997.
================================================================================

                   Total Number of Sequential Pages:     17
                                                     ---------

                 Exhibit Index Appears on Sequential Page:   7
                                                           -----

     Pursuant to General Instruction E of Form S-8, the contents of Citation Corporation's Registration Statement on Form S-8 (No. 33-93630) are hereby incorporated herein by reference. In addition, the following information is included herein:


                                 PART II

     INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents are incorporated by reference into this Registration Statement and are deemed to be a part hereof from the date of the filing of such documents:

     (1) The Registrant's Annual Report on Form 10-K for its fiscal year ended September 28, 1997.

     (2) All reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since September 28, 1997.

     (3) The description of Common Stock contained in the Registrant's registration statement on Form 8-A, including all amendments or reports filed for the purpose of updating such description.

     (4) All other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered pursuant to this Registration Statement have been sold or which deregisters all securities that remain unsold.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Registrant's Certificate of Incorporation (the "Certificate") eliminates, subject to certain exceptions, the personal liability of directors to the Registrant or its stockholders for monetary damages for breaches of fiduciary duties as directors. The Certificate does not provide for the elimination of or limitation on the personal liability of a director for (i) any breach of the director's duty of loyalty to the Registrant or its stockholders,
(ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) certain unlawful dividends or redemptions as provided under Section 174 of the Delaware General Corporation Law, or (iv) any transaction from which the director derived an improper personal benefit. This provision of the Certificate will limit the remedies available to a stockholder in the event of breaches of any director's duties to such stockholder or the Registrant.

     Under Section 145 of the Delaware General Corporation Law, a corporation may indemnify a director, officer, employee or agent of the corporation (or other entity if such person is serving in such capacity at the corporation's request) against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. ln the case of an action brought by or in the right of a corporation, the corporation may indemnify a director, officer, employee or agent of the corporation (or other entity if such person is serving in such capacity at the corporation's request) against expenses (including attorneys' fees) actually and reasonably incurred by him if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person is fairly and reasonably entitled to indemnification for such expenses as the court shall deem proper. The Registrant's Bylaws provide that expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Registrant.


ITEM 8.  EXHIBITS

     The exhibits included as part of this Registration Statement are as follows:

Exhibit Number    Description
--------------    -----------

    4(a) Certificate of Incorporation (included as Exhibit 3.1 to the Registrant's registration statement on Form S-1 filed with the Commission on June 3, 1994 and incorporated herein by reference)

    4(b) Bylaws (included as Exhibit 3.2 to the Registrant's registration statement on Form S-1 filed with the Commission on June 3, 1994 and incorporated herein by reference)

5(a) & 23(a)      Opinion and Consent of Counsel to Registrant

    23(b)         Consent of Independent Accountants

    99(b)         Citation Corporation 1994 Incentive Award Plan, as amended

ITEM 9.  UNDERTAKINGS

     (a) The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement, to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama on December 29, 1997.


                                       CITATION CORPORATION


                                       /s/ T. Morris Hackney
                                       -----------------------------
                                       By: T. Morris Hackney
                                           Chief Executive Officer
                                           and Chairman of the Board



                                 POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints T. Morris Hackney as attorney-in-fact, having the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


/s/ T. Morris Hackney            Chief Executive Officer,          December 29, 1997
----------------------------     and Chairman of the Board
T. MORRIS HACKNEY                (Principal Executive Officer)

/s/ Frederick F. Sommer          President and Chief Operating     December 29, 1997
----------------------------     Officer
FREDERICK F. SOMMER

/s/ R. Conner Warren             Executive Vice President of       December 29, 1997
----------------------------     Finance and Administration,
R. CONNER WARREN                 Treasurer and Director
                                 (Principal Financial Officer)

/s/ Thomas W. Burleson           Vice President - Corporate        December 29, 1997
----------------------------     Controller (Principal Accounting
THOMAS W. BURLESON               Officer)


/s/ Hugh G. Weeks                Director                          December 29, 1997
----------------------------
HUGH G. WEEKS

/s/ A. Derrill Crowe             Director                          December 29, 1997
----------------------------
A. DERRILL CROWE

/s/ Franklyn Esenberg            Director                          December 29, 1997
----------------------------
FRANKLYN ESENBERG

/s/ William W. Featheringill     Director                          December 29, 1997
----------------------------
WILLIAM W. FEATHERINGILL

/s/ Frank B. Kelso, II           Director                          December 29, 1997
----------------------------
FRANK B. KELSO, II

/s/ Van L. Richey                Director                          December 29, 1997
----------------------------
VAN L. RICHEY

                                 EXHIBIT INDEX
                                      TO
                      REGISTRATION STATEMENT ON FORM S-8


Exhibit Number    Description
--------------    -----------

5(a) & 23(a)      Opinion and Consent of Counsel to Registrant

23(b)             Consent of Independent Accountants

99(b)             Citation Corporation 1994 Incentive Award Plan, as amended